Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Sprint Nextel Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-138548) and Form S-8 (No. 333-42077, No. 333-68737, No. 333-56938, No. 333-59124, No. 333-76783, No. 333-92809, No. 333-54108, No. 333-75664, No. 333-103691, No. 333-105244, No. 333-111956, No. 333-115621, No. 333-115607, No. 333-115609, No. 333-124189, No. 333-127426, No. 333-130277, No. 333-142702 and No. 333-159330) of Sprint Nextel Corporation of our report dated February 26, 2010, with respect to the consolidated balance sheets of Sprint Nextel Corporation and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of Sprint Nextel Corporation.

The Company adopted recently issued accounting guidance regarding accounting for business combinations and equity method investments in 2009.

/s/ KPMG LLP

Kansas City, Missouri

February 26, 2010